Exhibit 10.1

FIRST AMENDMENT TO ADVISORY AGREEMENT

This FIRST AMENDMENT TO ADVISORY AGREEMENT (this “Amendment”) is made as of October 5, 2011 by and between CNL PROPERTIES TRUST, INC., a corporation organized under the laws of the State of Maryland (the “Company”), CNL PROPERTIES CORP., a corporation organized under the laws of the State of Florida (the “Advisor”), and CNL PROPERTIES TRUST, LP, a limited partnership organized under the laws of the State of Delaware (the “Operating Partnership”). The Company, the Advisor and the Operating Partnership are sometimes, as applicable, individually or collectively referenced herein as a “Party” or the “Parties.”

RECITALS

WHEREAS, the Company, the Advisor and the Operating Partnership entered into that certain Advisory Agreement dated as of June 8, 2011 (the “Advisory Agreement”); and

WHEREAS, the Parties desire to enter into this Amendment for the purpose of modifying the calculation of the Performance Fee (as defined in the Advisory Agreement) payable to the Advisor pursuant to Section (18)(b) of the Advisory Agreement.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Recitals. The recitals set forth above are true and correct and constitute a part of this Amendment.

2. Payments to and Duties of Advisor Upon Termination. Section (18)(b) of the Advisory Agreement is hereby amended in its entirety to read as follows:

“(18)(b) Upon a Termination Event, the Advisor shall be entitled to payment of the Performance Fee. The Performance Fee shall be calculated upon a Liquidity Event or Sale following such Termination Event and (i) in the event of a Liquidity Event, the Performance Fee shall be calculated and paid in the same manner as the Subordinated Incentive Fee and (ii) in the case of one or more Sales, the Performance Fee shall be calculated and paid in the same manner as the Subordinated Share of Net Sales Proceeds; provided, however, that the amount of the Performance Fee paid to the Advisor shall be equal to the amount as calculated above multiplied by the quotient of (A) the number of days elapsed from the initial effective date of the Agreement with CNL Properties Corp. (the “Initial Effective Date”) to the effective date of the Termination Event, divided by (B) the number of days elapsed from the Initial Effective Date through the date of the Liquidity Event or the Sale, as applicable. The Company shall have the option to pay the Performance Fee in cash

, Listed Equity Shares priced at the Market Value (exclusive of the amount of any cash consideration included in the calculation thereof) or Listed equity Securities received by Stockholders in exchange for their Common Shares priced at Market Value (exclusive of the amount of any cash consideration included in the calculation thereof), such fee to be payable within thirty (30) days following final determination of the Performance Fee. If the Subordinated Incentive Fee or the Subordinated Share of Net Sales Proceeds is payable to the Advisor in connection with a Liquidity Event or Sale, then the Advisor shall not receive a Performance Fee under this Section 18(b).”

3. Binding Effect. This Amendment shall be binding upon, and inure to the benefit of, the Parties and their respective successors and assigns.

4. Modification/Amendment. This Amendment may only be amended or modified in a writing signed by all of the Parties.

5. Execution of Amendment. A Party may deliver executed signature pages to this Amendment by facsimile or electronic transmission to the other Party, which facsimile or electronic copy shall be deemed to be an original executed signature page. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties hereto had signed the same signature page.

6. Ratification. The terms and provisions in the Advisory Agreement are deemed amended if and to the extent inconsistent with the terms and provisions in this Amendment. Otherwise, the terms and provisions in the Advisory Agreement are hereby ratified and confirmed by the Parties. Except as modified herein, all other terms and conditions of the Advisory Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives, as of the date first written above.

CNL PROPERTIES TRUST, INC.

By:	/s/ Stephen H. Mauldin

Name: Stephen H. Mauldin
Its: Chief Operating Officer and President

CNL PROPERTIES CORP.

By:	/s/ Holly Greer

Name: Holly Greer
Its: Senior Vice President, Legal Affairs

CNL PROPERTIES TRUST, LP By: CNL PROPERTIES TRUST GP, LLC, A Delaware limited liability company By: CNL PROPERTIES TRUST, INC., A Maryland corporation, Its Managing Member

By:	/s/ Stephen H. Mauldin

Name:	Stephen H. Mauldin
Title:	Chief Operating Officer and President